SECOND AMENDMENT, dated as of June 1, 2009 (this “Second Amendment”), by and between Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the one hand, and Epic Pharma, LLC, a Delaware limited liability company (the “Parent”), Epic Investments, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”), Ashok G. Nigalaye (“Nigalaye”) and Jeenarine Narine (together with Nigalaye, the “Principals”), on the other hand, relating to a certain STRATEGIC ALLIANCE AGREEMENT, dated as of March 18, 2009, as amended by that certain Amendment thereto dated as of April 30, 2009 (as amended, the “Alliance Agreement”; capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the Alliance Agreement).

     WHEREAS, the parties hereto have agreed to amend and waive certain provisions of the Alliance Agreement on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendments. The Alliance Agreement is hereby amended as follows:

      (a) Article I is amended by:

           (1) adding a definition for the term “Guarantors” which shall read as follows:

““Guarantors” shall have the meaning assigned to such term in Section 4.15. ”

           (2) amending the definition of Initial Closing Date to read as follows:

“Initial Closing Date” means June 3, 2009 or such other date as the Parties may mutually agree upon in writing.

     (b) The definition of “Milestone Shares” which appears in Article I, and Section 2.10 (a) and Section 2.10(b) are each amended by deleting each reference to “Purchaser” which appears therein and inserting “Parent” in its stead.

     (c) The first paragraph of Section 3.2 is amended and restated in its entirety to read as follows:

“Except as set forth in the disclosure schedules delivered to the Company concurrently herewith (the “Epic Disclosure Schedules”), which such Epic Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Parent and the Purchaser, severally, and not jointly, each as to itself and not the other, hereby make the representations and warranties set forth below to the Company as of the date hereof and the Initial Closing Date:”

      (d) The heading and first sentence of Section 3.2(a) is amended and restated in its entirety to read as follows:

“Control and Operations of the Purchaser. The Parent, directly or indirectly, controls the operations of the Purchaser, and all the issued and outstanding membership interests of the Purchaser are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities or any such rights have been waived.”

      (e) The second sentence of Section 3.2(g) is amended and restated in its entirety to read as follows:

“As of the Initial Closing Date, the Parent is a drug development company and the Purchaser is, directly or indirectly, controlled by Parent and that the businesses of each of the Parent and the Purchaser is synergistic with the business of the Company.”

      (f) Section 4.1(a) is amended and restated in its entirety to read as follows:

“(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Parent or the Purchaser, as the case may be, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Parent or the Purchaser, as the case may be, under this Agreement.”

      (g) Section 4.1(b) is amended and restated in its entirety to read as follows:

“(b) Each of the Parent and the Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

      (h) Section 4.1(d) is amended and restated in its entirety to read as follows:

“(d) Each of the Parent and the Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Parent or the Purchaser, as the case may be, will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.”

      (i) Section 4.2 is amended and restated in its entirety to read as follows:

“4.2 Furnishing of Information. Until the earliest of the time that (i) neither the Parent nor the Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to use its commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as either the Parent or the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Parent and the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Parent and the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will use its commercially reasonable efforts to take such further action as the Parent or the Purchaser, as holders of Securities issued pursuant to this Agreement or the other Transaction Documents, may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.”

      (j) Section 4.3 is amended and restated in its entirety to read as follows:

“4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Parent and the Purchaser pursuant to this Agreement or the other Transaction Documents or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.”

     (k) The third sentence of Section 4.5 is amended and restated in its entirety to read as follows:

“Neither the Company, on the one hand, nor the Parent or the Purchaser, on the other hand, shall issue any press release regarding the transactions contemplated hereby or the other Transaction Documents without the prior consent of the Company or the Parent and the Purchaser, as the case may be, which consent shall not unreasonably be withheld or delayed, except (i) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Parent and the Purchaser with prior notice of such disclosure permitted under this subclause (ii).”

      (l) Section 4.6 is amended and restated in its entirety to read as follows:

“4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Parent or the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Parent or the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.”

      (m) Section 4.8(b) is amended and restated in its entirety to read as follows:

“Subject to the provisions of this Section 4.8, each of the Parent and the Purchaser shall, severally and not jointly, indemnify and hold the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by it in this Agreement or in the other Transaction Documents. Each of the Parent and the Purchaser shall, severally and not jointly, further indemnify and hold each Company Party harmless from any and all expenses incurred by such Company Party with respect to any proceeding instituted by such Company Party, in good faith, to enforce or interpret its rights to indemnification hereunder.”

      (n) Section 4.9(c) is amended by deleting clause (iii) which appears therein and inserting the following language in its stead:

“(iii) provide to the Parent and the Purchaser evidence of such listing,”

     (o) The last sentence of Section 4.11(a) is amended and restated in its entirety to read as follows:

“At such time as Purchaser and Parent, in the aggregate, own more than fifty percent (50%) of the issued and outstanding Common Stock or other voting securities of the Company, the number of Purchaser Directors shall be equal to a majority of the Board of Directors.”

      (p) Section 4.1 is amended and restated in its entirety to read as follows:

“4.12 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Parent or the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Parent and the Purchaser at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Parent or the Purchaser.”

      (q) Section 4.15 is amended and restated in its entirety to read as follows:

“Guaranty. By their execution of the Second Amendment, Ashok Nigalaye and Jai Narine (the “Guarantors”), jointly and severally, hereby unconditionally guarantee the performance by the Purchaser of its obligations under Article II. Subject only to the satisfaction by the Company of the applicable conditions to the obligations of the Purchaser under Article II, upon the failure of the Purchaser to perform such obligations, the Guarantors shall forthwith upon demand of the Company perform such obligations of the Purchaser.”

      (r) Section 4.16 is amended and restated in its entirety to read as follows:

“4.16 Purchaser Lock-Up. Each of the Parent and the Purchaser hereby agrees that it shall not, without the prior written consent of the Company, Transfer any Common Stock acquired by it upon conversion of the Series E Preferred Stock or otherwise acquired or purchased under this Agreement or any of the other Transaction Documents for a period commencing on the Initial Closing Date and ending on the later of (a) the date immediately following the first anniversary of the Initial Closing Date and (b) the Third Closing Date (such period, the “Lock-Up Period”), to the extent that the conditions precedent to closing set forth in Sections 2.11(b) and 2.12 have been satisfied.”

     (s) Section 5.3(a) is amended by deleting the reference to “Purchaser” which appears therein and inserting “Parent” in its stead.

      (v) Section 5.10(b) is amended by deleting the last sentence therein and inserting the following in its stead:

“Notwithstanding the foregoing and without limiting the generality thereof, if the Term is terminated by the Company pursuant to paragraph (a) by reason of breach by the Parent or the Purchaser which is not timely cured, then any and all Product Fees to which the Company would otherwise be entitled shall remain obligations of the Parent and shall be paid to the Company in accordance with this Agreement.”

     (w) Section 5.10(c) is amended by deleting clause (ii) which appears therein and inserting the following in its stead:

“(ii) Parent or Purchaser, as applicable, does not consummate such Closing in accordance with Article II.”

      (x) Section 5.10(d) is amended by deleting clause (i) which appears therein and inserting the following in its stead:

“(i) all conditions precedent for which Parent or Purchaser, as applicable, is obligated to satisfy pursuant to Article II on or prior to a Closing have been, or will be, satisfied by Parent or Purchaser, as applicable, in accordance with the terms thereof”

      (y) Section 6.1 is amended by deleting the date “June 1, 2009” which appears therein and inserting “June 3, 2009” in its stead.

      (z) The first sentence of Section 6.14 is amended to read as follows:

“In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Parent, Purchaser and the Company will be entitled to specific performance under the Transaction Documents.”

     2. Covenants, Representations and Warranties. Each Principal, severally, and not jointly, covenants, represents and warrants to the Company, as of the date hereof, that:

     (a) Each Principal has all requisite power and authority to enter into this Second Amendment and perform his obligations hereunder and under the Transaction Document and to consummate the transactions contemplated hereby and by the Transaction Documents.

     (b) This Second Amendment has been duly executed by each Principal and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each Principal enforceable against each Principal in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (c) The execution and delivery of this Second Amendment by each Principal does not, and the consummation of the transactions contemplated hereby and by the Transaction Documents and compliance with the terms hereof and thereof, will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or entitle any Person to receipt of notice or to a right of consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any Person under, or result in the creation of any Lien on the properties or assets of the Principals (including, with out limitation, the properties or assets of the Parent or the Purchaser) under, any provision of any contract to which the Principals are a party or by which any of their respective properties or assets (including, with out limitation, the properties or assets of the Parent or the Purchaser) are bound, or (ii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Principals or their respective properties or assets (including, without limitation, the properties or assets of the Parent or the Purchaser).

     (d) Each Principal, severally but not jointly, hereby unconditionally guarantees the performance by the Purchaser of its obligations under Article II of the Alliance Agreement (including, without limitation, the delivery of fund required to purchase shares of Series E Preferred Stock of the Company on the Third Closing Date) and, subject only to the satisfaction by the Company of the applicable conditions to the obligations of the Purchaser under Article II of the Alliance Agreement, upon the failure of the Purchaser to perform such obligations, the Principals shall forthwith upon demand of the Company perform such obligations of the Purchaser.”

     3. Additional Representations.

           (a) Ashok G. Nigalaye hereby represents and warrants to the Company that (1) the Personal Financial Statement of Ashok G. Nigalaye, dated as of April 21, 2009, a copy of which was provided to the Company on the date hereof, is true and accurate, as of such date, in all material respects, and (2) there have been no material changes to the information contained in such statement since the date thereof.

           (b) Jeenarine Narine hereby represents and warrants to the Company that (1) the Personal Financial Statement of Jeenarine Narine, dated as of April 22, 2009, a copy of which was provided to the Company on the date hereof, is true and correct, as of the date hereof, in all material respects, and (2) there have been no material changes to the information contained in such statement since the date thereof.

     4. Effect of Amendments. Except as expressly amended herein, the terms of the Alliance Agreement are incorporated herein by reference as if fully set out and shall remain in full force and effect in accordance with their terms.

     5. Severability. If any provision or portion of this Second Amendment shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Second Amendment shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     6. Counterparts; Delivery by Facsimile. This Second Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Second Amendment. This Second Amendment and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

     6. Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Second Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Jersey, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Second Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of this Second Amendment, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     7. Headings. The headings contained in this Second Amendment are for reference purposes only and shall not be deemed to be part of the Second Amendment or to affect the meaning or interpretation of this Second Amendment.

(Remainder of Page Intentionally Left Blank; Signature Page Follows)

     IN WITNESS WHEREOF, this Second Amendment is executed by the parties hereto as of the day and year first above written.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name:	Chris Dick
Title:	Chief Operating Officer and Acting Chief
Executive Officer

EPIC PHARMA, LLC

By:	/s/ Ashok G. Nigalaye
Name:	Ashok G. Nigalaye, Ph.D.
Title:	President and Chief Executive Officer

EPIC INVESTMENTS, LLC

By:	/s/ Ashok G. Nigalaye
Name:	Ashok G. Nigalaye, Ph.D.
Title:	President and Chief Executive Officer

The Principals:

/s/ Ashok G. Nigalaye
Ashok G. Nigalaye

/s/ Jeenarine Narine
Jeenarine Narine